Exhibit (a)(1)(l)

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Mark Stouse
BMC Software
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mark_stouse@bmc.com
Jen Cadmus
Waggener Edstrom
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jcadmus@waggeneredstrom.com
BMC Software
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BMC SOFTWARE ANNOUNCES EARLY TERMINATION OF HART-SCOTT-RODINO WAITING PERIOD
HOUSTON, March 31, 2008 — BMC Software (NYSE: BMC) today announced the early termination of the waiting period required by the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the previously announced tender offer for all outstanding shares of BladeLogic, Inc. (NASDAQ:BLOG) at a price of $28.00 per share, net to the seller in cash, without interest, commenced by Bengal Acquisition Corporation, a wholly owned subsidiary of BMC Software (the “Offer”).
In connection with the Offer, BMC Software and BladeLogic filed a Notification and Report Form on March 21, 2008 with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission under the HSR Act. On March 31, 2008, BMC was notified that the U.S. Department of Justice and the Federal Trade Commission granted early termination of the required waiting period under the HSR Act with respect to the Offer. Accordingly, the condition to the Offer requiring the expiration or early termination of the waiting period under the HSR Act has been satisfied. BMC Software does not believe that there are any further waiting periods required to expire or regulatory approvals needed with respect to the Offer under any similar antitrust or competition law. The Offer continues to be conditioned upon the other conditions described in the offer to purchase, the related letter of transmittal and other tender offer materials that Bengal Acquisition Corporation filed with the Securities and Exchange Commission on March 21, 2008, as amended.
About BMC Software
BMC Software is a leading global provider of enterprise management solutions that empower the world’s largest and most sophisticated organizations to automate their IT and align it to the needs of the business. Delivering Business Service Management, BMC solutions span enterprise systems, applications, databases and service management. For the four fiscal quarters ended December 31, 2007, BMC revenue was approximately $1.7 billion. For more information, visit www.bmc.com.

Legal Statements
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF BLADELOGIC’S COMMON STOCK IS ONLY BEING MADE PURSUANT TO THE TENDER OFFER STATEMENT ON SCHEDULE TO, INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER MATERIALS THAT BENGAL ACQUISITION CORPORATION, A WHOLLY OWNED SUBSIDIARY OF BMC SOFTWARE, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 2008, AS AMENDED. BLADELOGIC STOCKHOLDERS SHOULD READ THOSE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. BLADELOGIC STOCKHOLDERS WILL BE ABLE TO OBTAIN THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND OTHER RELATED MATERIALS WITH RESPECT TO THE OFFER, FREE OF CHARGE AT THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV, FROM THE INFORMATION AGENT AND DEALER MANAGER NAMED IN THE TENDER OFFER MATERIALS OR FROM BENGAL ACQUISITION CORPORATION.
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, actual results could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; and other risks that are described from time to time in BMC’s and BladeLogic’s Securities and Exchange Commission reports, including but not limited to the risks described in BMC’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007 and BladeLogic’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007. BMC assumes no obligation and does not intend to update these forward-looking statements.
BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software, Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © Copyright 2008 BMC Software, Inc.